Exhibit 99.1
For Additional Information:
Haug Scharnowski, VP Corporate Relations
763-535-8333
hscharnowski@navarre.com
NAVARRE CORPORATION ANNOUNCES
ACCELERATION OF STOCK OPTION VESTING
MINNEAPOLIS, March 23, 2006 — Navarre Corporation (Nasdaq: NAVR), a publisher and distributor of a broad range of home entertainment and multimedia software products, announced today that it has accelerated the vesting of certain unvested and “out-of-the-money” stock options awarded to employees, officers, directors and other eligible participants under the Company’s stock option plans. The Company’s Board of Directors and the Compensation Committee of the Board of Directors approved the accelerated vesting of those stock options with exercise prices of $4.50 or greater. As a result of this vesting acceleration, options to purchase approximately 2.1 million shares of Navarre common stock have become fully vested, including approximately 1.1 million options held by executive officers and directors, which would have otherwise vested over the next 3-5 years.
The Company took the announced action in the strong belief that it is in the best interest of the shareholders, in that the primary purpose of the vesting acceleration is to minimize future compensation expense associated with the accelerated options upon the Company’s planned adoption of FASB Statement No. 123(R), “Share-Based Payment,” effective for the fiscal 2007 first quarter ended June 30, 2006. The Company believes that the vesting acceleration will reduce the Company’s aggregate compensation expense by approximately $3.2 million in its 2007 fiscal year, beginning April 1, 2006, and reduce such expense by approximately $6.5 million over the remaining vesting period of the options. The Company also believes that since the accelerated options were “out-of-the-money,” the acceleration will have a positive effect on employee morale and perception of option value.
In order to avoid any unintended personal benefits, the Board imposed restrictions on the Company’s directors and executive officers that are deemed a “Section 16 Officer” for filing purposes. These restrictions prevent the selling of any shares acquired upon the exercise of accelerated options until the date on which the exercise would have been permitted under the stock option’s pre-acceleration vesting terms or, if earlier, the officer’s last day of employment with, or the director’s last day of service as a director of, the Company.
Navarre’s CEO and Chairman Eric Paulson commented, “We believe that the accelerated vesting of these underwater options is in the best interest of the Company and its shareholders, as this action will avoid a significant non-cash compensation expense in future periods.”

About Navarre Corporation
Navarre Corporation (Nasdaq: NAVR) is a publisher and distributor of a broad range of home entertainment and multimedia products, including PC software, CD audio, DVD and VHS video, video games and accessories. Since its founding in 1983, the company has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount, wholesale club, office and music superstores, military and e-tailers nationwide. The company currently provides its products to over 18,000 retail and distribution center locations throughout the United States and Canada. Navarre has recently expanded its business to include the licensing and publishing of home entertainment and multimedia content, primarily through the acquisitions of Encore Software, Inc., BCI Eclipse Company, LLC, FUNimation Productions, Ltd. and The FUNimation Stores, Ltd. For more information, please visit the company’s web site at http://www.navarre.com.
Safe Harbor
“The statements in this press release that are not strictly historical are “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s revenues being derived from a small group of customers; the Company’s dependence on significant vendors; the Company’s dependence upon software developers and manufacturers and popularity of their products; the Company’s ability to maintain and grow its exclusive distribution business through agreements with music labels; the Company’s dependence upon a key employee and its founder, namely, Eric H. Paulson, Chairman of the Board and Chief Executive Officer; the Company’s ability to attract and retain qualified management personnel; uncertain growth in the publishing segment; the acquisition strategy of the Company, including the successful integration of FUNimation, could disrupt other business segments and/or management; the seasonality and variability in the Company’s business and that decreased sales during peak season could adversely affect its results of operations; the Company’s ability to meet its significant working capital requirements related to distributing products; the Company’s ability to avoid excessive inventory return and obsolescence losses; the potential for inventory values to decline; the Company’s credit exposure due to reseller arrangements or negative trends which could cause credit loss; the Company’s ability to adequately and timely adjust cost structure for decreased demand; the Company’s ability to compete effectively in distribution and publishing, which are highly competitive industries; the Company’s dependence on third-party shipping of its product; the Company’s dependence on information systems; technological developments, particularly in the electronic downloading arena which could adversely impact sales, margins and results of operations; increased counterfeiting or piracy which could negatively affect demand for the Company’s products; the Company may not be able to protect its intellectual property; interruption of the Company’s business or catastrophic loss at a facility which could curtail or shutdown its business; the potential for future terrorist activities to disrupt operations or harm assets; significant Company stock volatility; the exercise of outstanding warrants and options adversely affecting stock price; the Company’s anti-takeover provisions, its ability to issue preferred stock and its staggered board may discourage take-over attempts beneficial to shareholders; because the Company does not intend to pay dividends, stock appreciation may yield the only return on an investment in Company stock; the Company’s directors may not be personally liable for certain actions which may discourage shareholder suits against them; the Company’s expectations regarding the impact of the accelerated vesting of options on its financial results in future periods and employee morale, retention and perception; and the possibility that FASB Statement No. 123R (“FAS 123R”) could be changed, amended or interpreted in a manner that would change the Company’s current assessment of the effects of the adoption of FAS 123R on the acceleration of the vesting of stock options and the final results of the closing of the Company’s books for future financial periods. Other than the last two risks stated above, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K and Form 10-K/A for the year ended March 31, 2005. Investors and shareholders are urged to read this document carefully.”
The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release NAVARRE CORPORATION ANNOUNCES ACCELERATION OF STOCK OPTION VESTING, dated March 23, 2006, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.